UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

Nu Horizons Electronics Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-08798 (Commission File No.)	11-2621097 (IRS Employer Identification No.)

70 Maxess Road, Melville, New York 11747
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (631) 396-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material definitive Agreement.

On November 20, 2006, Nu Horizons Electronics Corp. (the “Registrant”) entered into a Guaranty (the “Guaranty”) of the obligations of its Singapore subsidiaries, Nu Horizons Electronics Asia PTE LTD, Titan Supply Chain Services PTE LTD and NIC Components Asia PTE LTD ( collectively, “Subsidiaries”), under a Revolving Credit Facility Deed dated as of November 20, 2006 (the “RCF Deed”), which guaranty is in favor of The Hong Kong and Shanghai Banking Corporation Limited, as security agent for the lenders under the RCF Deed. Pursuant to the RCF Deed, the lenders under the RCF Deed have agreed to make available to the Subsidiaries up to US$30 million.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Guaranty dated as of November 20, 2006 by Nu Horizons Electronics Corp. in favor of The Hong Kong and Shanghai Banking Corporation Limited, as security agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU HORIZONS ELECTRONICS CORP.

Date: November 21, 2006	By:	/s/ Kurt Freudenberg
Kurt Freudenberg Chief Financial Officer (Principal Financial Officer)